Exhibit 10.3

GUITAR CENTER, INC.

DEFERRED STOCK AGREEMENT

Guitar Center, Inc. (the “Company”) hereby grants                       (the “Director”), an award of Deferred Stock (“Deferred Stock Award”) under the Company’s 2004 Incentive Stock Award Plan (the “Plan”).  The date of this Agreement is                   (the “Vesting Commencement Date”).  Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this award are as follows:

Number of Shares of Common Stock Subject to Deferred Stock Award:

Vesting of Deferred Stock:  The Deferred Stock Award will vest according to the following schedule:  One hundred percent (100%) of the Deferred Stock Award shall be vested as of the earliest of:  (i) the fifth (5th) anniversary of the Vesting Commencement Date; (ii) a Change in Control (as defined in the Plan), in which event the Deferred Stock Award shall be vested immediately prior to the Change in Control; or (iii) the Qualified Retirement (as defined below) of the Director from service as a member of the Company’s Board of Directors or of the board of directors of any successor (the “Board”); provided that during the period between the Vesting Commencement Date and such vesting date the Director continuously serves as a member of the Board.

For purposes of this Agreement, a “Qualified Retirement” shall mean that the Director resigns or elects not to stand for reelection to the Board in connection with (i) reaching a mandatory retirement age, (ii) a general cessation of such person’s business activities approved by the Compensation Committee of the Board (the “Committee”), or (iii) any other similar event as determined by the Committee, subject in the case of (ii) and (iii) to Paragraph 11 of Appendix A.

Unless otherwise defined herein or in Appendix A, capitalized terms herein or in Appendix A shall have the defined meanings ascribed to them in the Plan.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan.  For example, important additional information on vesting and forfeiture of the Deferred Stock is contained in Paragraphs 3 through 5 of Appendix A.  PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

GUITAR CENTER, INC.		DIRECTOR

By:
Name/Title:		Name:

Date:	, 2004	Date:	, 2004

APPENDIX A

TERMS AND CONDITIONS OF DEFERRED STOCK AWARD

1.             Grant.  The Company hereby grants to the Director under the Plan an award of                   shares of  Deferred Stock, subject to all of the terms and conditions in this Agreement and the Plan.

2.             Company’s Obligation to Pay.  Each share of Common Stock subject to this Deferred Stock Award has a value equal to the Fair Market Value of a share of Common Stock on the date it becomes vested.  Unless and until the Deferred Stock will have vested in the manner set forth in Section 3, the Director will have no right to payment of any such Deferred Stock.  Prior to actual payment of any vested Deferred Stock, such Deferred Stock will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3.             Vesting Schedule.  The Deferred Stock awarded by this Agreement will vest in the Director according to the vesting schedule set forth on the attached Deferred Stock Agreement, subject to the Director’s continuing to be a member of the Board through the vesting date.

4.             Forfeiture upon Termination as Service Provider.  Notwithstanding any contrary provision of this Agreement, if the Director terminates service as a member of the Board for any or no reason, the then-unvested Deferred Stock awarded by this Agreement will thereupon be forfeited at no cost to the Company and the Director shall have no further rights thereunder.

5.             Payment after Vesting.  Any Deferred Stock that vests in accordance with Section 3 will be paid to the Director in whole shares of Common Stock as soon as practicable on or after such vesting date (subject to Section 6, below), provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such Deferred Stock will be paid by reducing the number of shares of Common Stock actually paid to the Director by that number of shares of Common Stock having a Fair Market Value equal to the statutory minimum amount required to be withheld.

6.             Deferral of Stock Issuance.  Pursuant to an advance written election in accordance with an administrative procedure implemented by the Chief Financial Officer, the Director may irrevocably elect to defer until a specified date or event the receipt of vested shares of Common Stock otherwise issuable under this Deferred Stock Award.

7.             Rights as Stockholder.  Neither the Director nor any person claiming under or through the Director will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director.

8.             Grant is Not Transferable.  The rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

9.             Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares of Common Stock to the Director (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

10.           Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

11.           Authority to Amend.  Without limiting the general authority of the Administrator, the Administrator hereby expressly reserves the authority at any time to amend, with the consent of the Director, the circumstances under which an Award may become vested by operation of clause (ii) or clause (iii) of the definition of “Qualified Retirement.”

12.           Administrator Authority.  The Committee shall act as the Administrator with regard to this Agreement unless and until otherwise determined by the Board in its sole discretion and shall have the power to interpret the Plan and this Agreement, to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Deferred Stock has vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Director, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

13.           Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14.           Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15.           Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

* * * * * * * * * *